Exhibit 10.6

Grant. No. RSU-____

Wave Life Sciences Ltd.

2021 EQUITY INCENTIVE PLAN

Restricted Share Unit Award Grant Notice for

Restricted Share Unit Agreement (for UK Participants)

A.	Name of Participant:

B.	Grant Date:

C.	Maximum Number of Shares Underlying
Restricted Share Unit Award:

D.	Vesting Start Date:

E.	Vesting Schedule:

This Restricted Share Unit Award shall vest as follows provided the Participant remains in Continuous Service through the applicable vesting date:

[__].

[__].

[__].

[__].

The Company and the Participant acknowledge receipt of this Restricted Share Unit Award Grant Notice and agree to the terms of the Restricted Share Unit Agreement attached hereto and incorporated by reference herein, the Company’s 2021 Equity Incentive Plan and the terms of this Restricted Share Unit Award as set forth above.

Wave Life Sciences Ltd.

By:
Title:	Authorized Signatory

Participant

By:
Name:

RESTRICTED SHARE UNIT AGREEMENT - INCORPORATED TERMS AND CONDITIONS

This Restricted Share Unit Agreement (this “Agreement”) is made and entered into as of the Grant Date by and between Wave Life Sciences Ltd., a company incorporated in Singapore (the “Company”), and the individual whose name appears on the Restricted Share Unit Award Grant Notice (the “Participant” ).

WHEREAS, the Company has adopted the Wave Life Sciences Ltd. 2021 Equity Incentive Plan (the “Plan”) pursuant to which awards of Restricted Share Units may be granted; and

WHEREAS, the Board or the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Share Units provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.Grant of Restricted Share Units.  Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Participant on the Grant Date set forth in the Restricted Share Unit Award Grant Notice (the “Award”) the number of Restricted Share Units (the “Restricted Share Units”) set forth in the Award. Each Restricted Share Unit represents a contingent right to receive one Ordinary Share, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2.Consideration.  The grant of the Restricted Share Units is made in consideration of the services to be rendered by the Participant to the Company.

3.Vesting.

3.1Except as otherwise provided herein, provided that the Participant remains in Continuous Service through the applicable vesting date, the Restricted Share Units will vest, and no longer be subject to any restrictions, in accordance with the schedule set forth in the Award (the period during which restrictions apply, the “Restricted Period”):

3.2The foregoing vesting schedule notwithstanding, if the Participant's Continuous Service terminates for any reason at any time before all of his or her Restricted Share Units have vested, the Participant's unvested Restricted Share Units shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement.

4.Rights as Shareholder; Dividend Equivalents.

4.1The Participant shall not have any rights of a shareholder with respect to the Ordinary Shares underlying the Restricted Share Units (including, without limitation, any voting rights or any right to dividends paid with respect to the Ordinary Shares underlying the Restricted Share Units).

4.2The Participant shall not be entitled to any Dividend Equivalents in respect of the Restricted Share Units.

5.Settlement of Restricted Share Units.

5.1Within ten days of the vesting of a Restricted Share Unit, the Company shall issue Ordinary Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant's legal representative, which shall be evidenced by share certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5.2To the extent that the Participant does not vest in any Restricted Share Units, all interest in such Restricted Share Units shall be forfeited. The Participant has no right or interest in any Restricted Share Units that are forfeited.

6.Tax Liability and Withholding.

6.1The Participant shall be required to pay to the Company, and the Company shall deduct from any compensation paid to the Participant pursuant to the vesting of the Restricted Share Units, the amount of any applicable foreign, federal, state and local withholding obligations of the Company or the Participant’s employer or former employer (including income tax and National Insurance Contributions due under the United Kingdom’s Pay As You Earn withholding system) in respect of the Restricted Share Units and take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding obligations by instructing a registered broker chosen by the Company to sell on the applicable vesting date such number of Ordinary Shares as the Company deems necessary to satisfy the Company’s or the Participant’s employer’s or former employer’s withholding obligations, after deducting the broker’s commission.  To the extent the proceeds of such sale exceed the  withholding obligation the Company agrees to pay or procure the payment of such excess cash to the Participant as soon as practicable.  In addition, if such sale is not sufficient to pay the Company’s withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any withholding obligation that is not satisfied by the sale of shares. The Participant agrees to hold the Company and the broker harmless from all costs, damages or expenses relating to any such sale.  The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price.  In connection with such sale of shares, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of Ordinary Shares and payment of the withholding obligation to the Company or the Participant’s employer or former employer.  The Participant acknowledges that this paragraph is intended to comply with Section 10b5-1(c)(1(i)(B) under the U.S. Securities Exchange Act of 1934, as amended.

6.2Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, social security contributions (including National Insurance Contributions), payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Share Units; and (b) does not commit to structure the Restricted Share Units to reduce or eliminate the Participant's liability for Tax-Related Items.

7.No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company or its Affiliates. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant's Continuous Service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any Ordinary Shares subject to the Restricted Share Units prior to the date of settlement.  In addition, neither the Plan nor this Agreement shall form part of any contract of employment between the Company or its Affiliates and the Participant. Neither the Plan nor this Agreement entitles the Participant to the exercise of any discretion in his or her favour.  The benefit to the Participant of participation in the Plan (including, in particular but not by way of limitation, any Award held by him or her) shall not form any part of his or her remuneration or count as his or her remuneration for any purpose and shall not be pensionable.  If the Participant ceases to be an Employee for any reason, he or she shall not be entitled to compensation for the loss or diminution in value of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Award held by him which lapse by reason of his or her ceasing to be in employment with the Company or its Affiliates) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

8.Transferability. The Restricted Share Units are not transferable by the Participant other than to a designated beneficiary upon the Participant's death or by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by Applicable Laws. No assignment or transfer of the Restricted Share Units, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Share Units will be forfeited by the Participant and all of the Participant's rights to such Restricted Share Units shall immediately terminate without payment or consideration by the Company and become of no further effect.

9.Corporate Transaction and Adjustments. The Ordinary Shares subject to the Restricted Share Units may be adjusted or terminated in any manner as contemplated by Sections 11 and 12 of the Plan.

10.Compliance with Law. This Award and the issuance and transfer of Ordinary Shares shall be subject to compliance by the Company and the Participant with all Applicable Laws. No Ordinary Shares shall be issued upon vesting of the Restricted Share Units unless and until any then Applicable Laws have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Ordinary Shares with the U.S. Securities and Exchange Commission, any state securities commission or any stock exchange or under any other Applicable Laws to effect such compliance.

11.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware and any other Applicable Laws, without giving effect to the conflict of law principles thereof.  For the purpose of litigating any dispute that arises under this Agreement, if the Participant is a tax resident of the United States the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Middlesex County, Massachusetts or the federal courts of the United States for the District of Massachusetts and if the Participant is a resident of any other country the parties consent to the exclusive jurisdiction in the country in which such Participant resides.

12.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

13.Restricted Share Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the Restricted Share Units may be transferred by will or the laws of descent or distribution.

15.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

16.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Share Units in this Agreement does not create any contractual right or other right to receive any Restricted Share Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment with the Company.

17.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Share Units, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant's material rights under this Agreement unless (a) the Company requests the consent of the Participant; and (b) the Participant consents in writing.

18.Section 409A. This Agreement is intended to comply with an exemption from Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

19.No Impact on Other Benefits. The value of the Participant's Restricted Share Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

20.Data Privacy. By entering into this Agreement, the Participant:  (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Restricted Share Units and the administration of the Plan; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement. For the purposes of the Plan, the Wave Life Sciences UK Limited Employee Privacy Notice (“Privacy Notice”) informs the Participant whether their personal data is processed under the EU’s General Data Protection Regulation (2016/679) (or any successor or implementing laws) (the "GDPR") and if so, the basis for processing such data. The Participant understands that, in accordance with the Privacy Notice, their personal data may be transferred and/or processed for any purpose relating to the Plan by the Company, its Affiliates, and those administering or providing services under the Plan.

21.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Share Units subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Share Units and that the Participant should consult a tax advisor prior to such vesting or settlement.